United States Securities and Exchange Commission
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to section 240.14a-12

SHARPS COMPLIANCE CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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October 6, 2021
Dear Stockholder:
On behalf of the board of directors (the “Board of Directors”), I cordially invite you to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Sharps Compliance Corp., a Delaware corporation (the “Company”). The Annual Meeting will be held on Thursday, November 18, 2021 at 10:00 a.m. (central time) in the Boardroom at the Company’s principal executive offices located at 9220 Kirby Drive, Suite 500, Houston, Texas 77054.  The formal Notice of the Annual Meeting is set forth in the enclosed materials.
This year, you are being asked to:

1)	act upon the election of five (5) directors,
2)	cast a non-binding advisory vote on named executive compensation,
3)	ratify the selection by the Audit Committee of the Company’s Board of Directors of BDO USA, LLP as the Company’s independent registered public accounting firm for the current fiscal year and
4)	any other business which may be properly brought before the meeting or any postponement or adjournment thereof.

The Board of Directors recommends that you vote “For” Proposals 1, 2, and 3. These matters are discussed in greater detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. The Company's Board of Directors has fixed the close of business on September 27, 2021 as the record date for the meeting.
Your participation and vote are important. Even if you plan to attend the Annual Meeting in person, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope. Your shares will be voted in accordance with the instructions you give in your proxy. Returning the proxy card will not limit your right to attend or vote at the Annual Meeting. If you attend the Annual Meeting, you may vote in person if you wish, even if you previously returned your proxy card.
Important Notice Regarding the Availability of Proxy Materials for our Annual Meeting to be held on November 18, 2021. The Proxy Statement, Notice of the Annual Meeting and a copy of our Annual Report on Form 10-K for the year ended June 30, 2021 are available at:
https://investor.sharpsinc.com/financial-information/sec-filings
On behalf of the Board of Directors, I would like to express our appreciation for your continued support of our Company.  We look forward to seeing you at the Annual Meeting.

Sincerely,

Sharon R. Gabrielson Chair of the Board

9220 Kirby Drive, Suite 500
Houston, Texas 77054

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 18, 2021

NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Sharps Compliance Corp., a Delaware corporation (the “Company”), will be held on Thursday, November 18, 2021 at 10:00 a.m. (central time) in the Boardroom at the Company’s principal executive offices located at 9220 Kirby Drive, Suite 500, Houston, Texas 77054 for the purpose of considering and voting upon the following:

1)	the election of five (5) directors,
2)	a non-binding advisory vote on named executive compensation,
3)	the ratification of the selection by the Audit Committee of the Company’s Board of Directors of BDO USA, LLP as the Company’s independent registered public accounting firm for the current fiscal year and
4)	any other business which may be properly brought before the meeting or any postponement or adjournment thereof.

The Board of Directors recommends that you vote “For” Proposals 1, 2, and 3. These items of business are more fully described in the proxy statement accompanying this notice. The Company’s Board of Directors has fixed the close of business on September 27, 2021 as the record date for the meeting. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.

You are cordially invited to attend the Annual Meeting. To ensure that your shares are represented and voted, however, you should complete, sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope as promptly as possible (or voting by internet or by phone). Your shares will be voted in accordance with the instructions you give in your proxy. You may revoke your proxy at any time before it is voted by signing and returning a proxy for the same shares bearing a later date, by filing with the Corporate Secretary of the Company a written revocation bearing a later date or by attending the Annual Meeting and voting in person. You will still be able to vote your shares in person should you decide to attend the Annual Meeting, even if you have previously returned your proxy card.

Important Notice Regarding the Availability of Proxy Materials for our Annual Meeting to be held on November 18, 2021. The Proxy Statement, Notice of the Annual Meeting and a copy of our Annual Report on Form 10-K for the year ended June 30, 2021 are available at:

https://investor.sharpsinc.com/financial-information/sec-filings

By Order of the Board of Directors

Diana P. Diaz
Corporate Secretary
Houston, Texas
October 6, 2021

YOUR VOTE IS IMPORTANT
Please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope so that your shares will be represented whether or not you attend the Annual Meeting.

SHARPS COMPLIANCE CORP.
9220 Kirby Drive, Suite 500
Houston, Texas 77054
(Principal Executive Offices)

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 18, 2021

SOLICITATION AND OTHER INFORMATION RELATED TO THE COMPANY

General and Revocability of Proxies

This Proxy Statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors of Sharps Compliance Corp., a Delaware corporation (referred to herein as, the “Company”, “we”, “us” or “our”), on behalf of the Company, to be used at the Annual Meeting of Stockholders of the Company to be held on November 18, 2021 (the “Annual Meeting”) at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and adjournment(s) or postponement(s) thereof. This Proxy Statement, the attached proxy card and the Notice of Annual Meeting are expected to be mailed to the stockholders of the Company on or about October 6, 2021.

The accompanying proxy is designed to permit each holder of the Company's common stock, par value $0.01 per share (the “Common Stock”), (i) to vote for or withhold voting for, the nominees for election as directors of the Company, (ii) to cast a non-binding advisory vote for or against or abstain from voting for, the executive compensation for the “Named Executive Officers” of the Company as named in this Proxy Statement (referred to as “say-on-pay”) and (iii) to vote for or against or abstain from voting for, the ratification of the selection by the Audit Committee of the Company’s Board of Directors (the “Board of Directors” or the “Board”) of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the current fiscal year. When a stockholder’s executed proxy card specifies a choice with respect to a voting matter, the shares will be voted accordingly. Except as otherwise provided herein, if a proxy is signed without choices specified, those shares will be voted in accordance with the recommendations of the Board set forth herein. If any other matters properly come before the Annual Meeting, the proxies will vote upon such matters according to the shareholder appointed proxies' judgment.

The Company encourages the personal attendance of its stockholders at the Annual Meeting, and execution of the accompanying proxy will not affect a stockholder’s right to attend the Annual Meeting and to vote his or her shares in person. Any stockholder with a valid proxy has the right to revoke it by giving written notice of revocation to: Diana P. Diaz, Corporate Secretary, Sharps Compliance Corp., 9220 Kirby Drive, Suite 500, Houston, Texas 77054, at any time before the proxy is voted, by executing and delivering a later-dated proxy (or by voting at a later time on the internet or by phone), or by attending the Annual Meeting and voting his or her shares in person. No such notice of revocation or later-dated proxy will be effective, however, until received by the Company at or prior to the Annual Meeting. Mere attendance at the Annual Meeting will not of itself revoke the proxy.

All expenses of the Company in connection with the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, the Company’s directors, officers and employees may solicit proxies by telephone or other means of communication. The Company will request brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares held of record by such persons and will reimburse such persons and their transfer agents for their reasonable out-of-pocket expenses in forwarding such material.

The date of this Proxy Statement is October 6, 2021.

Availability of Information at Company Website, Including Annual Report on Form 10-K

The Company’s website address is www.sharpsinc.com. Information provided at the website includes, among other items, current charters for the Audit, Compensation and Corporate Governance Committees of the Board of Directors, Board committees and their composition, the Company’s Code of Ethics, the Company’s Insider Trading Policy, the Company’s

Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q, news releases and other information of interest to investors. Our website is not a part of this Proxy Statement.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021, containing audited consolidated balance sheets as of June 30, 2021 and 2020, and the related consolidated statements of operations, stockholders’ equity and of cash flows for each of the three fiscal years in the three-year period ended June 30, 2021, is available at https://investor.sharpsinc.com/financial-information/sec-filings. Upon written request, the Company will send you, without charge, a copy of its Annual Report on Form 10-K (without exhibits) for the fiscal year ended June 30, 2021, which the Company has filed with the Securities and Exchange Commission (the “SEC”) (and is available on the SEC’s website at www.sec.gov). Copies of exhibits to the Form 10-K are available, but a reasonable fee per page will be charged to the requesting stockholder. Stockholders may make requests for such copies in writing to the Company’s Investor Relations Department, c/o Sharps Compliance Corp., 9220 Kirby Drive, Suite 500, Houston, Texas 77054.

Where You Can Find More Information

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov where the Company’s periodic filings and other information regarding the Company are available at no charge.

Code of Ethics

The Company has adopted a Code of Ethics that is applicable to the officers, directors and employees of the Company. The Code of Ethics is available on the Company’s website at www.sharpsinc.com. Amendments to and waivers from the Code of Ethics, if any, will also be disclosed and available on the Company’s website.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

General

The Board has fixed the close of business on September 27, 2021 as the record date (the “Record Date”) for the Annual Meeting. Only holders of record of the outstanding shares of Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment(s) thereof. At the close of business on September 27, 2021, there were 19,313,388 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting. The Common Stock is the only class of stock entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter presented to the stockholders.  Cumulative voting is not permitted by the stockholders of the Company’s Common Stock.

Quorum and Vote Required

The presence, in person or by proxy, of a majority of the total shares of Common Stock issued and outstanding at the close of business on the Record Date is necessary to constitute a quorum for transaction of business at the Annual Meeting. Assuming the existence of a quorum, pursuant to our bylaws, the affirmative vote of a plurality of the shares of Common Stock present, either in person or represented by proxy, and entitled to vote at the Annual Meeting is required to elect directors (Proposal 1). With respect to Proposal 3, our bylaws provide that, if a quorum is present, the affirmative vote of a majority of the shares of Common Stock present, either in person or represented by proxy, and entitled to vote at the Annual Meeting is required to decide such matter. Proposal 2 is a non-binding advisory vote on matters related to executive compensation and therefore there is no voting standard for this proposal, since the voting results will be informational only and non-binding on us. However, our Compensation Committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of this vote when making future compensation decisions for our named executive officers. If a quorum is not present in person or by proxy, the Annual Meeting may be adjourned until a quorum is obtained.

Abstentions are counted toward the calculation of a quorum and will have the same effect as a vote against a proposal. Proxies returned by brokerage firms for which no voting instructions have been provided by the beneficial owners will count towards the quorum. Broker non-votes occur when a broker or nominee holding shares for a beneficial owner does not vote on a non-routine proposal because the broker or nominee has not received voting instructions from the beneficial owner and does not have discretionary voting power with respect to such proposal. A broker or other nominee holding shares for a beneficial owner may generally vote on routine matters, but not non-routine matters, without receiving voting instructions. The uncontested election of directors (Proposal 1) and the non-binding advisory vote regarding executive compensation (Proposal 2) are considered non-routine matters. If your shares are held by a broker or nominee and you do not provide such voting instructions, your shares will not be voted FOR Proposals 1 or 2. Please provide instructions to your brokers or nominee on how to vote your shares. The ratification of the selection of the independent registered public accounting firm (Proposal 3) is considered a routine matter.

Security Ownership of Management and Certain Beneficial Owners

The following table and notes thereto set forth certain information with respect to the shares of Common Stock beneficially owned by: (i) each director of the Company, (ii) all named executive officers of the Company, (iii) all directors and executive officers of the Company as a group and (iv) each person or group of affiliated persons known by the Company to be the beneficial owner of 5% or more of the outstanding Common Stock, as of the Record Date. The address for each director and officer is c/o Sharps Compliance Corp., 9220 Kirby Drive, Suite 500, Houston, Texas 77054.

	Common Stock
Name of Beneficial Owner	Amount and Nature of Ownership (1)		Percent of Class Owned Beneficially (2)
Directors:
Sharon R. Gabrielson	55,200		*
Parris H. Holmes	630,297		3.3%
W. Patrick Mulloy II (3)	6,048		*
David P. Tusa	148,241	(4)	*
Susan N. Vogt	30,133		*
Executive Officers:
Diana P. Diaz	31,033	(4)	*
Gregory C. Davis	14,578	(4)	*
All current executive officers and directors as a group (8 individuals) (5)	938,760		4.8%
Other:
Pessin Family 366 Madison Avenue, 14th Floor New York, NY 10017	1,515,710	(6)	7.8%
Notes:

(1)	Unless otherwise noted in this table or notes relating hereto, each of the persons named in the table has sole voting and sole investment power with respect to the shares reported, subject to community property laws, where applicable.
(2)
The percentages indicated were based on (i) 19,313,388 shares of Common Stock issued and outstanding on the Record Date and (ii) outstanding stock options exercisable within 60 days after the Record Date. A "*" indicates less than 1% ownership.

(3)	Mr. Mulloy became a director of the Company in February 2021.
(4)	Includes shares that the following directors and officers have the right to acquire within 60 days upon the exercise of stock options.

Mr. Tusa	28,719
Ms. Diaz	6,250
Mr. Davis	5,000
Mr. Halligan	15,018
Total	54,987

(5)	Includes the shares of Common Stock beneficially owned by Mr. Dennis Halligan, an executive officer of the Company.
(6)	Based on Schedule 13D/A filed October 23, 2019 with the SEC, Norman Pessin has sole voting and dispositive power with respect to 1,393,651 shares of Common Stock; and Sandra F. Pessin has sole voting and dispositive power with respect to 122,059 shares of Common Stock.

DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is information with respect to each director and executive officer of the Company. The executive officers are elected by the Board of Directors and serve at the discretion of the Board. There are no family relationships between any two directors or executive officers.

Name	Age	Position
Directors:
Sharon R. Gabrielson (1)(2)(3)	60	Chair of the Board, Chair of Corporate Governance Committee
Parris H. Holmes (1),(2),(3)(4)	77	Director
W. Patrick Mulloy II (2)(3)	68	Director, Chair of Compensation Committee
David P. Tusa	61	Director, Chief Executive Officer and President
Susan N. Vogt (1)(3)(4)	67	Director, Chair of Audit Committee
Executive Officers:
Diana P. Diaz	58	Executive Vice President and Chief Financial Officer
Gregory C. Davis	54	Vice President of Operations
Dennis P. Halligan	47	Vice President of Sales and Marketing
Notes:

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Corporate Governance Committee
(4)	Member of the Acquisition Committee

The following information about the Company’s executive officers and directors details their business experience, including the qualifications, attributes or skills that caused the Board to determine that each such board member should serve as a director of the Company.

Sharon R. Gabrielson has served as a director of the Company since February 2019 and assumed the position of non-executive Chair of the Board in June 2019. She previously served as an independent director for Catasys (NASDAQ: CATS) from October 2018 to November 2019 where she was also a member of the nominating/governance and audit committees, and as an advisory board member for CyberMdx and Strategic Partners. She currently serves as a board member for Ethos Veterinary Health. Ms. Gabrielson has over 30 years’ leadership and operations experience in the healthcare industry, having retired from Mayo Clinic in 2020. At Mayo Clinic she most recently served as the Chair of Global Business Solutions from 2015 to July 2020. Ms. Gabrielson has also served in multiple functions for the Mayo Clinic, including the Vice Chair of Health System Administration and Section Head of the Division of Systems and Procedures. Prior to her time at the Mayo Clinic from 2000 to 2020, Ms. Gabrielson served in various positions with the Olmsted Medical Center and LifeSource Upper Midwest Organ Procurement Organization and began her career as a registered nurse. Ms. Gabrielson brings to the Board of Directors extensive experience as a leader and innovator in the healthcare industry, the business to business marketplace, and in the governance of highly regulated businesses.

Parris H. Holmes has served as a director of the Company since July 1998. He previously served on the Company’s Board of Directors from March 1992 until April 1996. Mr. Holmes served as Chairman of the Board and Chief Executive Officer of New Century Equity Holdings Corporation from May 1996 to June 2004.  Mr. Holmes served as both Chairman of the Board and Chief Executive Officer of USLD Communications Corp., formerly U.S. Long Distance Corp. (“USLD”), from September 1986 until August 1996, and served as Chairman of the Board of USLD until June 2, 1997.  Prior to March 1993, Mr. Holmes also served as President of USLD.  Mr. Holmes was a member of the Board of Directors of Princeton eCom Corporation, a leading provider of electronic bill presentment and payment services, from September 1998 until March 2004.  Mr. Holmes served as a member of the Board of Directors of Tanisys Technology Inc. from June 1993 through January 2002. Mr. Holmes brings to the Board of Directors extensive experience as a Chief Executive Officer, Chairman and Board member of numerous public and private companies in many industries.

W. Patrick Mulloy II has served as a director of the Company since February 2021. Mr. Mulloy has more than 20 years of experience in the senior housing and long-term care industry, having led three successful senior housing companies. Most recently he served as Chief Executive Officer of Elmcroft Senior Living, a provider of assisted and independent living, as well as memory and respite care, with over 80 communities in 18 states, which he led from its founding in 2006 through early 2018.

From 1996 through early 2000, he served as President and Chief Executive Officer of Atria Senior Living, Inc., a large, national provider of retirement, assisted living and dementia care services. He served as CEO of Atria as both a private and public entity and led the successful sale of that company to Lazard Freres Real Estate Investments. In 2000, Mr. Mulloy was recruited by Morgan Stanley Capital Partners to lead their venture backed senior housing company, LifeTrust America. In 2004 he was instrumental in the sale and merger of Lifetrust into Five Star Quality Care, Inc., a larger, national, publicly traded provider of senior housing services. Prior to 1996, Mr. Mulloy practiced law for nearly 20 years and also served as the Secretary of Finance to the Governor of Kentucky. Mr. Mulloy brings to the Board of Directors extensive experience in the senior housing and long-term care industry as well as experience as a CEO of public and private companies.

David P. Tusa was appointed President of the Company in June 2010, Chief Executive Officer on September 30, 2010 and a member of the Board of Directors in November 2010. He joined the Company in February 2003 as the Executive Vice President, Chief Financial Officer and Business Development and served in such positions until he was named President of the Company in June 2010.  Mr. Tusa was the Executive Vice President and Chief Financial Officer of Billing Concepts Corp. from August 1999 until June 2004. Prior to Billing Concepts, Mr. Tusa was Executive Vice President and Chief Financial Officer of U.S. Legal Support, a provider of litigation support services, during the period from September 1997 to August 1999.  Mr. Tusa also served as Senior Vice President and Chief Financial Officer of Serv-Tech, Inc., a publicly-held provider of specialty services to industrial customers in multiple industries, from April 1994 through August 1997.  Additionally, Mr. Tusa held various positions with CRSS, Inc., a publicly-held diversified services company from May 1990 through April 1994. Mr. Tusa served as an advisor to the Board of Directors of the Company from October 2001 to February 2003.  He is a Certified Public Accountant and holds a BBA from the University of Houston. Mr. Tusa brings to the Board of Directors extensive knowledge of the Company and its operations gained over his years of service as an advisor or executive of the company as well as his experience as a senior corporate executive with other high growth public companies, his financial and accounting experience, and his experience as a director of other public companies.

Susan N. Vogt has served as a director of the Company since September 2019. She also currently serves as an independent director for Anika Therapeutics (NASDAQ: ANIK) and Charlotte's Web, Inc. (TSX: CWEB and OTCQX: CWBHF) where she is also a member or chair of the audit and governance committees. Ms. Vogt has over 35 years of experience in the global life science, pharmaceutical, biotech and clinical diagnostics markets in corporate leadership roles as well as serving on the board of directors for several public and private companies in the industry including prior board service with UK-based Tap Biosystems, Andor Technology, PLC (LSE: AND) and Justrite Manufacturing. Ms. Vogt’s corporate leadership experience includes serving as CEO and Director from 2013 to 2018 of Aushon Biosystems, Inc., a biosciences company which was acquired by Quanterix Corporation (NASDAQ: QTRX) in January 2018. Ms. Vogt’s prior corporate leadership experience included the CEO role at Seracare Life Sciences, Inc. (NASDAQ: SRLS) and a twenty-four-year career in multiple roles at Millipore Corporation. Ms. Vogt brings to the Board of Directors extensive experience in the global life science, pharmaceutical, biotech, and clinical diagnostics markets as well as experience as a director on the boards and audit committees of several public and private companies.

Diana P. Diaz, CPA, Executive Vice President and Chief Financial Officer, joined the Company in June 2010. Previously Ms. Diaz served in progressively challenging roles in the health and energy industries including Chief Financial Officer of the University General Hospital in Houston, Texas from 2006 to 2009 and Controller at Memorial Hermann Healthcare System, Texas Medical Center from 2002 to 2006. Prior to that, Ms. Diaz served as Vice President and Controller of the wholesale group at Reliant Energy, Inc. Ms. Diaz was also a Senior Audit Manager at Deloitte where she had more than ten years of experience. She is a Certified Public Accountant and holds an MBA from Rice University and a BBA from the University of Texas.

Gregory C. Davis, Vice President of Operations, served as an information technology consultant to the Company beginning in 2004 and was appointed Director of Information Technology in March 2007. Mr. Davis was promoted to Vice President of Operations in May 2011 with responsibility for the Company’s traditional warehouse, manufacturing and distribution functions, while also managing delivery and integration of the increased data and technology requirements of the Company’s new solution offerings to its existing and new customers. Mr. Davis also continues to manage the information technology functions of the Company and during 2016 began to oversee customer service. Prior to joining the Company, Mr. Davis was the founder of an information technology company and held various positions in the information technology industry.

Dennis P. Halligan, Vice President of Sales and Marketing, joined the Company in February 2011 as the Company’s Director of Marketing and served in such position until November 2014 at which time he was named Vice President of Marketing.  During 2016, Mr. Halligan began to lead the Company’s Inside Sales group and in May of 2021 was promoted to Vice President of Sales and Marketing. Prior to his employment with the Company, Mr. Halligan was a principal with Stir Creative, a web marketing agency focused on digital branding as well as the development of traditional and ecommerce platforms. Prior to this, he was a Senior Marketing Manager at R.J. Reynolds Tobacco Company, responsible for brand promotions, sales distribution and new product launches in the company’s Texas, Oklahoma and Louisiana markets.  Mr. Halligan holds a BS in Marketing from the University of Louisiana at Lafayette.

BOARD OF DIRECTORS

Election of Directors - PROPOSAL ONE (1)

The bylaws of the Company provide that the Board of Directors shall consist of not fewer than three nor more than 10 members and that the number of directors, within such limits, shall be determined by resolution of the Board of Directors at any meeting or by the stockholders at the Annual Meeting.

The Corporate Governance Committee of the Board of Directors has nominated the individuals named below to be elected as directors at the Annual Meeting. Each of the five nominees is presently serving as a Director of the Company. Each of the nominees has agreed to stand for election as a director of the Company, to serve until the Company’s 2022 Annual Meeting of Stockholders or until his or her respective successor has been duly elected and qualified.

The table below sets forth the names and ages of the nominees for director and the year each nominee first became a Director of the Company.  Biographical information on the nominees is set forth under the caption “Directors and Executive Officers.”

Name (Age)	Director Since
Sharon R. Gabrielson (60)	2019
Parris H. Holmes (77)	1998
W. Patrick Mulloy II (68)	2021
David P. Tusa (61)	2010
Susan N. Vogt (67)	2019

Unless otherwise indicated on any duly executed and dated proxy, the persons named in the enclosed proxy intend to vote the shares that it represents for the election of the nominees listed in the table above for the term specified. The Board of Directors anticipates that the listed nominees will be able and willing to serve, but if any nominee becomes unable or unwilling to serve, the proxy holders may vote such shares at their discretion for a substitute nominee designated by the Board of Directors.

Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the shares of Common Stock, represented in person or by proxy at the Annual Meeting, is required for the election of directors. Assuming the receipt by each such nominee of the affirmative vote of at least a plurality of the shares of Common Stock represented at the Annual Meeting, such nominees will be elected as directors. The Board of Directors recommends that Stockholders vote “For” the election of the nominees for director.

Board’s Leadership Structure and Role in Risk Oversight

Director Independence The Board has determined that each of our directors (other than Mr. Tusa) is an “independent director” within the meaning of the applicable rules of the SEC and NASDAQ.  The Audit Committee, Compensation Committee and Corporate Governance Committee of the Board are composed entirely of independent directors under applicable SEC and NASDAQ rules.

Leadership Structure David P. Tusa was appointed to the role of Chief Executive Officer effective September 30, 2010.  Mr. Tusa has been with the Company for over 18 years and has been a key player in driving the Company’s growth, strengthening the balance sheet and ensuring efficiency in operations.  Mr. Tusa has been instrumental in initiating the expansion of the Company’s service offerings to include a route-based pickup service via acquisitions, direct operations or subcontractor relationships and with the development of new solutions including MedSafe, a patent-pending solution for the safe collection, transportation and proper disposal of unwanted and expired prescription medications, including controlled substances from ultimate users and the TakeAway Recycle System, a shipback solution for the collection and recycling of single-use devices from surgical centers and other healthcare facilities. The Board believes Mr. Tusa’s primary role should be to lead and manage the day-to-day operations of the Company.  Mr. Tusa has extensive knowledge of the day-to-day operations of the Company and his focus continues to be on expanding the Company’s customer base, expanding relationships with existing customers, and developing strategic relationships and alliances.

Sharon R. Gabrielson was appointed Chair of the Board (the “Chair”) in June 2019. The Chair is expected to organize the Board activities to enable the Board to effectively guide, oversee and hold management accountable. To fulfill that role, the Chair is expected to create and maintain an effective working relationship with the Chief Executive Officer and other members of the Board; provide the Chief Executive Officer on-going direction as to Board needs, interests and opinions; and ensure that the Board agenda is appropriately directed to the matters of greatest importance to the Company. The Chair is expected to preserve the distinction between management and oversight, ensuring that management develops a corporate strategy and the Board of Directors reviews and expresses its views on the corporate strategy. In addition, the Chair’s roles include but are not limited to the following: (i) advising the Chief Executive Officer as to an appropriate schedule of Board meetings, (ii) seeking to ensure that the directors can perform their duties responsibly while not interfering with on-going Company operations, (iii) approving, with the Chief Executive Officer, an agenda and the meeting schedules for the Board of Directors and Board Committee meetings, (iv) advising the Chief Executive Officer as to the quality, quantity and timeliness of the information submitted to the Board by the Company’s management that is necessary or appropriate for the directors to effectively and responsibly perform their duties, (v) calling meetings of the directors, and (vi) acting as the principal liaison between the directors and the Chief Executive Officer on sensitive issues.

Annual Board Self-Assessments To assist in its review as to whether the Board and its committees are functioning effectively, our Board has implemented annual self-assessments of the Board and each of its committees. The directors participate in an annual evaluation of the full Board and each committee on which they serve. The Board and each committee discuss the findings, making changes as deemed necessary to improve director communications and the overall effectiveness of the Board and committee meetings.

Board’s Role in Risk Oversight The Board is responsible for determining the ultimate direction of our business, determining the principles of our business strategy and policies and promoting the long-term interests of the Company. The Board possesses and exercises oversight authority over the business, subject to governing documents and applicable law, but delegates day-to-day management of the Company to the Chief Executive Officer and other executive officers. This structure requires clear and timely communication between the Chief Executive Officer and Chair regarding management decisions that will impact the Board. Viewed from this perspective, the Board generally oversees risk management, and the Chief Executive Officer and other executive officers manage the material risks that we face. The Board focuses on the most significant risks facing the Company and the Company’s general risk management strategy, and also ensures that risks undertaken by the Company are consistent with such strategy.

Risks falling within this area would include but are not limited to business ethics, general business and industry risks, market risks, operational strategic risks, legal and regulatory risks, cybersecurity risks and financial risks, including the Company's business continuity plan and reactions to any worldwide public health emergencies like COVID-19. We have not concentrated within our executive officers responsibility for all risk management in a single risk management officer, but rather rely on various executive and other management personnel to understand, assess, mitigate and generally manage material risks that we face in various areas including capital expenditure plans, liquidity, competitive threats, operations, cybersecurity and potential new regulations and emerging technologies, human capital management and health, safety and environmental. As necessary, the Chief Executive Officer and other executive officers report to the Board and its committees, as appropriate, regarding material risk and the management of risk facing the Company. The Board monitors the risk management information provided to it and provides feedback to management from time to time.

The Audit Committee assists the Board in the oversight of the integrity of the Company’s financial statements and various matters relating to our publicly available financial information and our internal and independent auditors. The Audit Committee’s role includes receiving information from our employees and others regarding public disclosure, our internal controls over financial reporting and material violations of law. The Corporate Governance Committee evaluates related party transactions and potential conflicts of interest for the Company as they arise. Risks associated with retaining and incentivizing management fall within the scope of the authority of the Compensation Committee, which assists the Board in reviewing and administering compensation, benefits, and incentive and equity-based compensation plans. The Acquisition Committee reviews and approves (or recommends that the Board approve) potential acquisitions, divestitures, and investments proposed by the Company’s management. These committees periodically receive reports from management regarding management’s assessment of risks and report regularly to the full Board regarding such risks.

Meetings, Committees and Committee Reports

Board and Committee Meetings The Board meets on a quarterly basis and holds special meetings whenever circumstances require. The Board held four regularly scheduled quarterly meetings during the fiscal year ended June 30, 2021. The independent Board members meet in executive sessions at each quarterly Board of Directors meeting. During 2021, each of the directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which he or she served that were held during the period in which he or she served as a director or committee member. The Company does not have a policy regarding director attendance at the Company’s Annual Meeting of Stockholders. All but one of the directors attended the Company’s 2020 Annual Meeting of Stockholders.

Committees of the Board The Board currently has four standing committees: Audit, Compensation, Acquisition and Corporate Governance.

Audit Committee Report: The information contained in this report pursuant to Item 407(d)(1)-(3) of Regulation S-K shall not be deemed to be “soliciting material,” or “filed” or subject to Regulation 14A or 14C, other than as provided by Item 407, or incorporated by reference in future filings with the SEC, or subject to liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

The Audit Committee’s purpose is to assist the Board in its oversight of the Company’s internal controls and financial statements and the audit process. The Board, in its business judgment, has determined that all members of the Audit Committee are “independent,” as required by applicable standards of the SEC and NASDAQ.  The Audit Committee operates pursuant to a written charter adopted by the Board. The charter of the Audit Committee is available on the Company’s website. The address of the Company’s website is http://www.sharpsinc.com. Ms. Vogt (Chair), Ms. Gabrielson and Mr. Holmes are the current members of the Audit Committee. The Board has determined that Ms. Vogt is an independent director who, in light of her business experience and financial expertise detailed above, qualifies as an audit committee financial expert, as that term is defined by the SEC and the applicable listing standards of the NASDAQ. The Audit Committee is responsible for pre-approving all services provided by the Company’s independent registered public accounting firm, BDO.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, BDO, is responsible for performing an audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting and Oversight Board (United States) ("PCAOB"). In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements with management and BDO. The Audit Committee has also discussed with BDO the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Ethics and Independence Rule 3526. The Audit Committee has also considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining its independence and has discussed with the independent registered public accounting firm its independence.

In overseeing the preparation of the Company’s financial statements and internal control over financial reporting, the Audit Committee met with both management and BDO to review and discuss all financial statements prior to their issuance, all assessments of internal control over financial reporting and significant accounting issues. Based on the reports, review and discussions described in this report, the Audit Committee recommended to the Board (and the Board subsequently approved the recommendation) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021 for filing with the SEC.

The Audit Committee met four times in the fiscal year ended June 30, 2021.

Susan N. Vogt (Chair)
Sharon R. Gabrielson
Parris H. Holmes

The Compensation Committee currently is comprised of three independent directors, Mr. Mulloy (Chair), Ms. Gabrielson and Mr. Holmes, and administers and oversees all aspects of the Company’s executive and director compensation and reports its determinations to the Board. The Compensation Committee operates pursuant to a written charter adopted by the Board. The charter of the Compensation Committee is available on the Company’s website and has been filed with NASDAQ. The address of the Company’s website is www.sharpsinc.com. The Compensation Committee may form and delegate authority to subcommittees as it deems appropriate.

The Compensation Committee met four times during the fiscal year ended June 30, 2021.

The Acquisition Committee is appointed by the Board to review and approve (or recommend that the Board approve) potential acquisitions, divestitures and investments proposed by the Company's management. The Acquisition Committee also evaluates the execution, financial results and integration of completed acquisition transactions.

The Acquisition Committee currently is comprised of two outside directors, Mr. Holmes and Ms. Vogt. The Acquisition Committee did not meet during the fiscal year ended June 30, 2021.

The Corporate Governance Committee is appointed by the Board to ensure that the Board is appropriately constituted to meet its fiduciary obligations to the Company and its stockholders. The Corporate Governance Committee assists in monitoring and shaping the corporate governance of the Company and assists the Board in connection with Board nominations matters. The Corporate Governance Committee evaluates the structure and membership of the Board and its committees and assesses the qualifications of prospective nominees to the Board.  In evaluating director candidates, the Corporate Governance Committee considers factors it deems relevant, including, at a minimum, each member and nominee’s general understanding of marketing, finance, accounting, or other elements relevant to the success of a publicly traded company in the current business environment, understanding of our business on an operational level, integrity, education and professional background, and willingness to devote time to the Board’s duties.

In addition, the Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending individuals that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound business judgment using their diversity of experience, including the differences in viewpoints and skills in various areas. The Corporate Governance Committee oversees Chief Executive Officer and senior management succession planning. The process focuses on building management depth, considers continuity and stability within the Company, and responds to the Company’s evolving needs and changing circumstances.

The Corporate Governance Committee focuses on improving the diversity of the Board, although the Corporate Governance Committee does not have a formal written policy regarding diversity of director nominee candidates to specifically consider diversity in regards to ethnicity, gender, race, or age in assessing the qualifications of director nominees. As stated above, the Corporate Governance Committee does consider the diversity of professional experiences and the background of director nominees, both individually, and in the context of the whole Board. The Board and the Corporate Governance Committee believe that it is essential that the Board members represent diverse viewpoints. In considering candidates for the Board, the Corporate Governance Committee considers the entirety of each candidate's credentials in the context of these standards.

The Corporate Governance Committee periodically reviews and assesses the adequacy of the Company’s Code of Ethics and makes recommendations to the Board regarding any amendments, modifications or waivers of the provisions thereof. The Corporate Governance Committee also periodically reviews overall corporate governance principles, procedures and practices of the Company, report to the Board on the effectiveness of corporate governance and make recommendations to the Board as appropriate.

The Corporate Governance Committee is composed of four members of the Board, each of whom meets the independence requirements under the applicable listing standards of NASDAQ and the SEC rules. Ms. Gabrielson (Chair), Mr. Holmes, Mr. Mulloy and Ms. Vogt are the current members of the Corporate Governance committee. The Board has adopted a written charter for the Corporate Governance Committee. The charter of the Corporate Governance Committee is available on the Company’s website. The address of the Company’s website is http://www.sharpsinc.com. In addition to the responsibilities and functions described above, the Corporate Governance Committee also:

•recommends a slate of director nominees for approval by the Board and election by the stockholders in connection with the Company’s Annual Meeting of Stockholders;
•reviews stockholder nominations for candidacy to the Board, if any, and any stockholder proposals affecting corporate governance and makes recommendations to the Board accordingly;
•periodically reviews overall corporate governance principles, procedures and practices of the Company and makes recommendations to the Board as appropriate, including any of our environmental, social, and governance ("ESG") initiatives;
•periodically reviews and reports to the Board on the effectiveness of the Company’s corporate governance;
•periodically reviews the charter of the Corporate Governance Committee, the Company’s certificate of incorporation, bylaws and other corporate governance documents and recommends any changes or amendments to the Board, as the Committee deems appropriate, including changes necessary to satisfy any applicable requirements of NASDAQ, the SEC and any other regulatory requirements;
•monitors the independence of directors under all applicable rules and regulations;

•reviews any potential conflicts of interest between the directors or the executive officers and the interests of the Company;
•oversees and reviews the Company’s processes for providing information to the Board so that the Board obtains appropriately detailed information in a timely fashion; and
•provides a report of the Corporate Governance Committee’s activities to the full Board not less than once per year.

In addition to the responsibilities listed above, the Corporate Governance Committee undertakes such other duties as the Board delegates to it and performs such other activities as are consistent with the charter of the Corporate Governance Committee.

Stockholders desiring to make recommendations for candidacy to the Board should submit such recommendations to Diana P. Diaz, Corporate Secretary, Sharps Compliance Corp., 9220 Kirby Drive, Suite 500, Houston, Texas 77054. The Corporate Governance Committee will, as a policy, evaluate candidates properly proposed by stockholders in the same manner as all other candidates.

The Corporate Governance Committee met two times during the fiscal year ended June 30, 2021.

Director Compensation

The following table provides information about compensation earned for the fiscal year ended June 30, 2021 by non-employee members of the Board of Directors. Directors that are employees receive no additional compensation for their services on the board.

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Grants ($) (1)	Restricted Stock Grants (#)	Total Compensation ($)

Sharon R. Gabrielson	$75,000	$168,750	21,200	$243,750
John W. Dalton(2)	$25,000	$50,769	3,533	$75,769
Jack A. Holmes(3)	$75,000	$140,628	15,846	$215,628
Parris H. Holmes	$50,000	$112,500	14,133	$162,500
W. Patrick Mulloy II(4)	$25,000	$84,370	6,048	$109,370
Susan N. Vogt	$50,000	$112,500	14,133	$162,500
Notes:

(1)	Amounts represent the aggregate grant date fair value of stock-based compensation expense computed in accordance with FASB ASC Topic 718 Stock-Based Compensation. The assumptions used to calculate these amounts are included in Note 2 Summary of Significant Accounting Policies in Notes to Consolidated Financial Statements in the Company's most recent Annual Report on Form 10-K.
(2)	Mr. Dalton resigned his board membership in December 2020.
(3)
Mr. Jack Holmes resigned his board membership in May 2021. In consideration of certain post-resignation covenants and agreements and in appreciation of his service, Mr. Holmes received a one-time cash payment of $37,500, the accelerated vesting of 7,067 shares granted to him on October 1, 2020 and an award of 1,713 shares upon his resignation.

(4)	Mr. Mulloy became a member of the board in February 2021.
Non-Employee Board of Director Compensation Policy

On June 8, 2020, the Board approved Board compensation for the Company's non-employee directors effective annually for the period from October 1 through September 30, paid or issued quarterly (except for special board meetings) as follows:

	Chair of the Board	Board Member
Quarterly Cash Retainer ($)	$18,750	$12,500
Value of Restricted Shares Awarded Annually ($):
Board Membership	$112,500	$112,500
Chair of the Board	$56,250

Directors are reimbursed for reasonable expenses incurred in attending meetings. We currently use a combination of cash and equity-based compensation to provide competitive compensation for our non-employee directors.

EXECUTIVE COMPENSATION

2021 Compensation Actions Related to Named Executive Officers For the fiscal year ended June 30, 2021 and as detailed more in the Summary Compensation Table, the following compensation related actions occurred:

• 179,200 options to purchase the Company’s stock were granted to Mr. Tusa, Ms. Diaz and Mr. Davis for fiscal year ended June 30, 2021.
• $287,500 cash bonuses were awarded for fiscal year ended June 30, 2021.

No other stock-based awards (other than option grants described above) were granted to our Named Executive Officers for the fiscal year ended June 30, 2021.

Role of the Compensation Committee The Compensation Committee’s overall goal is to develop executive compensation policies that are consistent with, and linked to, the Company’s strategic business objectives and values.  The Compensation Committee approves the design of, assesses the effectiveness of and administers executive compensation programs in support of the Company’s compensation policies. At least annually, the Company’s Chief Executive Officer reports to the Compensation Committee an evaluation of executive performance and a recommendation regarding salary and other remuneration for executives. The Compensation Committee considers these evaluations and recommendations during its regularly scheduled sessions, and may choose to adopt the recommendations or modify them at its sole discretion. The Compensation Committee reviews and approves all salary arrangements and other remuneration for executives, evaluates executive performance and considers related matters.

Role of the Compensation Consultant Pursuant to its charter, the Compensation Committee is authorized to engage, at the expense of the Company, a compensation consultant to provide independent advice, support, and expertise to assist the Compensation Committee in overseeing and reviewing our overall executive compensation strategy, structure, policies and programs, and to assess whether our compensation structure establishes appropriate incentives for management and other key employees. The Company is not currently utilizing an independent compensation consultant and did not engage a compensation consultant with respect to the fiscal year ended June 30, 2021.

Consideration of Recent Stockholder Advisory Votes on Executive Compensation At the Company’s most recent annual meeting of stockholders held on November 19, 2020, the Company’s stockholders approved by a favorable vote of 98.7% of the shares voted on such proposal, the compensation of the Company’s Named Executive Officers as described in the Company’s proxy statement for such annual meeting. Although this vote is non-binding, the Compensation Committee viewed this strong endorsement of the executive compensation philosophy, policies and decisions as an additional factor supporting the Compensation Committee’s conclusion that the existing approach to executive compensation is appropriate and successful for the Company.

Compensation Philosophy The Company’s executive compensation policies have four primary objectives: (i) to attract and retain highly competent executives to manage the Company’s business, (ii) to offer executives appropriate incentives for accomplishment of the Company’s business objectives and strategy, (iii) to encourage stock ownership by executives to enhance mutuality of interest with stockholders and (iv) to maximize long-term stockholder value.

Elements of Compensation Historically, the key elements of the Company’s executive compensation are base salary and an annual compensation pool that includes both cash bonuses (short-term) and stock options (long-term). These key elements are addressed separately below. In determining compensation, the Compensation Committee considers all elements of an executive’s total compensation package.

Base Salary Base salaries for executives are determined initially by evaluating the executive’s level of responsibility, prior experience, breadth of knowledge, internal equity issues and external pay practices. Increases to base salaries are driven primarily by individual performance. Individual performance is evaluated based on sustained levels of individual contribution to the Company. When evaluating individual performance, the Compensation Committee considers the executive’s efforts in promoting Company values, continuing educational and management training, improving product quality, developing relationships with customers and vendors and demonstrating leadership abilities among co-workers.

Annual Incentives Each year, the Compensation Committee evaluates the performance of the Company as a whole, as well as the performance of each individual executive. Factors considered include Company performance versus expectations, as well as individual accomplishments.

Since our compensation programs are designed to reward achievement of corporate objectives, we change our programs from time to time as our objectives change. On February 7, 2020, the Compensation Committee approved a Compensation and Incentive Plan effective for fiscal years 2020 and 2021 (ending June 30, 2020 and 2021) (the “CIP”), as revised on May 18, 2020 which provided a short-term cash bonus and long-term equity pool. Later on April 8, 2021, the Compensation Committee modified the Executive Compensation and Incentive Plan ("ECIP") and established an ECIP for fiscal year 2022 (ending June 30, 2022).

Award Opportunities – Effective for the fiscal year 2021, the covered participants under the ECIP were eligible for an incentive cash bonus pool, weighted by target, if the Company achieved certain ECIP performance targets as specified below. If the financial and discretionary targets were achieved, a total cash bonus pool of $284,500 would be paid to specific Company executives based on a percentage of their base compensation, including a payout to the CEO at 30% of his base salary, the CFO at 25% of her base salary and the remainder to other specific Company executives at 20% of their respective base salaries. The Compensation Committee also approved a one-time cash performance bonus to the Company's CFO in the amount of $50,000 associated with an individual performance goal.

The equity portion of the 2021 ECIP included a stock option pool of 320,000 stock options to be awarded on the Measurement Date (two days after the year-end earnings release) if the targets as specified below were achieved, of which 102,400 stock options were applicable to the CEO, 51,200 stock options were applicable to the CFO, 64,000 stock options were applicable to non-executive employees and the remainder were allocable to other specific Company executives. The stock options vest on a time-base in equal annual installments over the four years after the option grant date.

Effective for the fiscal year 2022, the covered participants under the ECIP will be eligible for an incentive cash bonus, weighted by target, if the Company achieves certain ECIP Performance Measures as specified below. If the financial and discretionary targets are achieved, a cash bonus (estimated total of $473,250) will be paid to specific Company executives based on a percentage of their base compensation, including a payout to the CEO at 50% of his base salary, the CFO at 40% of her base salary and the remainder to other specific Company executives at 25% of their respective base salaries.

The fiscal year 2022 ECIP also includes an equity component as follows (i) time based restricted stock to be awarded on July 1, 2021 and (ii) performance based restricted stock to be awarded on the Measurement Date if the Performance Measures as specified below are achieved. The value of time based restricted stock awarded to specific Company executives is based on a percentage of their base compensation, including a payout to the CEO at 80% of his base salary, the CFO at 60% of her base salary and other specific Company executives at 40% of their respective base salaries. The value of performance based restricted stock awarded to specific Company executives is based on a percentage of their base compensation, including a payout to the CEO at 120% of his base salary, the CFO at 100% of her base salary and other specific Company executives at 60% of their respective base salaries. The value of restricted shares allocable to other employees for time based and performance based awards will be calculated as 19% of the total shares awarded to executives. The restricted stock would vest ratably over the four years after the award date and be issued on July 1, 2021 for time based restricted stock or the Measurement Date for performance based restricted stock.

Performance Measures – The ECIP performance targets for fiscal year 2021 included the following:

•	Achievement of a pre-established amount of annual revenue for the period– weighted 50%
•	Achievement of a pre-established amount of annual net income - weighted 25%
•	Discretionary Portion – weighted 25% – approved by the Compensation Committee based on positioning the Company for future growth

The ECIP performance targets for fiscal year 2022 include the following:

•Achievement of a pre-established amount of annual revenue for the period – weighted 50%
•Achievement of a pre-established amount of annual pre-tax income for the period – weighted 25%
•Discretionary Portion – weighted 25% - approved by the Compensation Committee based on positioning the Company for future growth

Executive Compensation Tables and Related Information

The following table sets forth compensation earned by the Company's Named Executive Officers for the fiscal years ended June 30, 2021 and 2020:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (1)	Stock Option Awards ($)(2)	All Other Comp ($) (5)	Total

David P. Tusa (3)	2021	$361,507	$120,000	$351,784	$20,731	$842,515
Chief Executive Officer and President	2020	$350,000	$—	$—	$21,181	$371,181
(Principal Executive Officer)
Diana P. Diaz (3)(4)	2021	$255,753	$118,750	$175,892	$3,909	$554,304
Executive Vice President and Chief Financial Officer	2020	$229,808	$—	$—	$3,447	$233,255
(Principal Financial and Accounting Officer)
Gregory C. Davis (3)	2021	$206,219	$48,750	$87,946	$10,651	$353,566
Vice President of Operations	2020	$195,000	$—	$—	$10,387	$205,387
Notes:

(1)	Bonuses are reported for the fiscal year earned even if paid in the following fiscal year.
(2)	As required by SEC rules, amounts in this column represent the aggregate grant date fair value of stock-based compensation expense as required by FASB ASC Topic 718 Stock Based Compensation. The assumptions used to determine the aggregate grant date value can be found in the Company's Form 10-K in Note 2 Summary of Significant Accounting Policies in the Notes to the Consolidated Financial Statements.
(3)	Effective April 8, 2021, the Compensation Committee approved a base compensation increase for Mr. Tusa, Ms. Diaz and Mr. Davis to $400,000; $275,000 and $243,750, respectively.
(4)	Effective February 14, 2020, the Compensation Committee approved a base compensation increase for Ms. Diaz to $250,000.
(5)	Amount includes the following Company-paid amounts included in all other compensation:

Named Executive Officer	Fiscal Year	Medical- Related Insurance Premiums	401(k) Matching Funds	Vehicle Expense	Total

David P. Tusa:	2021	$7,851	$3,321	$9,559	$20,731
	2020	$7,851	$3,131	$10,199	$21,181
Diana P. Diaz:	2021	$—	$3,909	$—	$3,909
	2020	$—	$3,447	$—	$3,447
Gregory C. Davis:	2021	$7,851	$2,800	$—	$10,651
	2020	$7,851	$2,536	$—	$10,387

The following table provides information about the outstanding options held by the Named Executive Officers as of June 30, 2021:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Option Grant Date

David P. Tusa	9,270	—	$6.74	8/28/2022	8/28/2015
	6,640	12,500	$4.80	9/28/2024	9/28/2017
	309	200,000	$3.80	2/13/2026	2/13/2019

Diana P. Diaz	—	6,250	$4.80	9/28/2024	9/28/2017
	—	50,000	$3.80	2/13/2026	2/13/2019

Gregory C. Davis	—	5,000	$4.80	9/28/2024	9/28/2017
	—	12,500	$3.26	11/29/2025	11/29/2018
Notes:

(1)	Options vest in equal annual installments over the four years after the option grant date. Each option is subject to the condition that the optionee will have remained employed by the Company, or any one or more of its subsidiaries, through such vesting dates, and each option is further subject to the terms and conditions set forth in the 2010 Stock Plan and in the applicable stock option agreement.

Equity Compensation Plan Information

The following table provides information as of June 30, 2021 regarding the equity compensation plans under which the Company’s equity securities are authorized for issuance:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)

2010 Stock Plan as approved by shareholders (1) (2)	354,621	$4.10	956,089
Notes:

(1)	Represents stock options issued under the Sharps Compliance Corp. 2010 Stock Plan.
(2)	Number of securities to be issued and weighted average exercise price include the effect of 14,384 shares of restricted stock issued to the Board of Directors.

Sharps Compliance Corp. 2010 Stock Plan

General. The 2010 Stock Plan, approved by the stockholders of the Company, is intended to advance the best interests of the Company and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company with additional performance incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment or affiliation with the Company. The 2010 Stock Plan permits the grant of incentive stock options (“ISOs”), nonqualified stock options (“NQSOs”), restricted stock, restricted stock unit awards (“RSUs”), other stock-based awards and cash-based awards (individually or collectively, the “Awards”). Grants of ISOs are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended. The 2010

Stock Plan includes a forfeiture provision which allows the Administrator (as defined below), under certain circumstances, to cancel unexercised stock awards previously granted to a participant.

Shares Subject to the 2010 Stock Plan. The 2010 Stock Plan provides for the issuance of up to 3,000,000 shares of the Company’s common stock, of which 956,089 are available for issuance under the 2010 Stock Plan.

Administration. The 2010 Stock Plan is administered by the Compensation Committee, except in the case of awards issued to directors, which are administered by the Board (individually or collectively, the “Administrator”). Subject to the terms of the 2010 Stock Plan, the Administrator has the authority to determine the persons to whom Awards will be granted; the number and exercise price of shares of stock covered in each Award; the terms, provisions and conditions of each Award; acceleration of vesting; and all other determinations and actions necessary to properly administer the plan. The Administrator may authorize one or more officers of the Company to designate employees to receive Awards as well as the size of such Awards, subject to certain limitations.

Eligibility. Awards may be granted to employees and directors of the Company, except for ISOs which can only be awarded to key employees. Awards other than ISOs may also be granted to persons who are expected to become key employees within six months.

Awards. Options and Restricted Stock Awards may be granted under the 2010 Stock Plan at the discretion of the Administrator.  The Administrator specifies the terms and any restrictions on the awards. Other Awards may be granted under the 2010 Stock Plan at the discretion of the Administrator including RSUs and cash based awards. However, these have not been awarded in the past and are not expected to be used under existing incentive plans.

Change in Capital Structure. The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Company’s Common Stock or stock rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

Change in Control. In the event of an occurrence of a change in control of the Company as defined in the 2010 Stock Plan, all outstanding ISOs and NQSOs and Restricted Stock Awards granted under the Plan will become fully vested and exercisable and all risk of forfeiture restrictions applicable thereto shall lapse. The effect, if any, of a change in control of the Company on any other Award granted under the Plan will be determined in accordance with the award agreement applicable to such award.

Federal Income Tax Consequences. The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options and awards pursuant to the Plan under the law as in effect on the date of this proxy statement. The rules governing the tax treatment of such options and awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This summary does not purport to cover all federal employment tax or other federal tax consequences associated with the Plan, nor does it address state, local, or non-U.S. taxes.

A participant generally is not required to recognize income on the grant of an Award other than a cash–based award. Instead, ordinary income generally is recognized on the date the option is exercised, or in the case of restricted stock awards, upon the issuance of shares and/or the payment of cash pursuant to the terms of the awards. In general, the amount of ordinary income required to be recognized is (a) in the case of an option, an amount equal to the excess, if any, of the fair market value of shares on the exercise date over the exercise price and (b) in the case of restricted stock awards, the amount of cash and/or the fair market value of any shares received in respect thereof, plus the amount of taxes withheld from such amounts. Upon payment of a cash-based award, a participant is required to recognize ordinary income in the amount of the award.

Termination and Amendment of the 2010 Stock Plan. The Board of Directors may terminate or amend the 2010 Stock Plan in any respect or at any time, except that no amendment requiring stockholder approval will be effective without approval of the stockholders as required by applicable law or stock exchange rules.

Employment Contract, Termination of Employment and Change in Control Agreements

The Company appointed David. P. Tusa as CEO on September 30, 2010. On June 14, 2010, the Company promoted Mr. Tusa to President and amended his employment agreement to reflect an increase in annual base salary to $275,000. Effective March 1, 2012, September 10, 2015 and April 8, 2021, Mr. Tusa’s employment agreement was amended to reflect an increase in annual base salary to $300,000; $350,000; and $400,000, respectively. Prior to the amendments stated above, Mr. Tusa’s employment agreement, originally dated July 14, 2003, reflected his initial position with the Company as Executive Vice President, Chief Financial Officer and Business Development and periodic salary revisions through August 19, 2005 to a level of $250,000. The amended agreement expires one year from its effective date, subject to automatic annual, one-year extensions. The amended employment agreement further provides that if the Company terminates the employment of Mr. Tusa without cause at any time during the term, Mr. Tusa would be entitled to severance equal to $525,000, plus a pro-rata portion of any earned bonus. Additionally, Mr. Tusa would be entitled to continuation of all employee benefits until the earlier of the end of the severance period or employment with another organization. In connection with his employment, the Company and Mr. Tusa entered into a Non-Competition and Confidentiality Agreement.

The Company entered into an employment agreement with Diana P. Diaz as the Company’s Vice President and Chief Financial Officer on June 14, 2010 at an annual base salary of $175,000. Effective March 1, 2012, September 10, 2015, February 14, 2020 and April 8, 2021, Ms. Diaz’s employment agreement was amended to reflect an increase in annual base salary to $190,000; $215,000; $250,000; and $275,000 respectively. The amended employment agreement further provides for severance of six months’ salary should Ms. Diaz be terminated without cause. Effective April 8, 2021, her title is changed to Executive Vice President and Chief Financial Officer. In connection with her employment, the Company and Ms. Diaz entered into a Non-Competition and Confidentiality Agreement.

The Company entered into an employment agreement to promote Gregory C. Davis to Vice President of Operations, on May 18, 2011. The employment agreement provides for a base salary of $170,000 which was increased to $195,000 in September 2015 and to $243,750 in April 2021. In connection with his employment, the Company and Mr. Davis entered into a Non-Competition and Confidentiality Agreement.

Director and Executive Stock Retention Guidelines

The Compensation Committee approved stock retention guidelines, effective July 1, 2021, which require each officer and director to beneficially own certain amounts of the Company’s common stock over a four-year period. Stock ownership includes: (i) common stock owned, (ii) time-vested restricted stock and (iii) performance based restricted stock already earned and subject to continued time vesting. Ownership guidelines vary based on position and require the officers and directors to own, at a minimum, either a specified number of shares or a number of shares of common stock having a market value equal to or in excess of a specified multiple of the officer’s base compensation or director’s annual cash retainer as follows:

	Holding Requirement: Lower of
	Share Value / Base Compensation or Annual Retainer	Number of Shares
Officers:
CEO	4x	88,900
CFO	3x	45,800
Other Officers	2x	27,000
Directors:
Chair	4x	16,700
Other Directors	4x	11,100

Any officer or director not meeting the ownership guidelines will be required to retain 75% of after-tax shares granted on or after July 1, 2021 until the ownership guideline is achieved. Each officer or director has four years from the effective date of the policy, hire date or the date he or she starts to be subject to the policy to achieve compliance. Each officer and director is currently in compliance, or within the four year grace period.

Hedging and Pledging of Common Stock

The Company's Insider Trading Policy requires mandatory pre-clearance procedures with the Company's Securities Compliance Officer at least two days in advance of any proposed pledging or hedging transactions related to Company securities, which applies to the Company's directors, officers, and certain employees who are Designated Insiders as defined in our Insider Trading Policy, including short-selling, options, puts or calls, swaps, forwards, and futures. None of the Company's current executive officers or directors have pledged or have had any hedging transactions related to the Company's Common Stock.

Non-Binding Advisory Vote on Named Executive Compensation - PROPOSAL TWO (2)

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act required the SEC to adopt rules requiring the Company to seek a non-binding advisory vote from our stockholders to approve the compensation awarded to our named executive officers disclosed pursuant to Section 14A of the Exchange Act and Item 402 of Regulation S-K. Our Board has determined to provide this vote on an annual basis.

The Company’s overall goal is to develop executive compensation policies that are consistent with, and linked to, the Company’s strategic business objectives and values. The Company’s executive compensation policies have four primary objectives: to attract and retain highly competent executives to manage the Company’s business, to offer executives appropriate incentives for accomplishment of the Company’s business objectives and strategy, to encourage stock ownership by executives to enhance mutuality of interest with stockholders and to maximize long-term stockholder value. The key elements of the Company’s executive compensation are base salary and an annual compensation pool that includes both cash bonuses (short-term) and stock options (long-term).

A detailed discussion of the Company’s executive compensation in 2021 is set forth under the caption “Executive Compensation.” Stockholders are encouraged to read this material in its entirety to obtain an informed understanding of our executive compensation program.

This proposal, commonly referred to as “say-on-pay,” enables stockholders the opportunity to express their views regarding the Company’s executive compensation program in general and not of any one or more particular elements of that program.  Stockholders have the opportunity to vote for, against, or abstain from voting on approval of 2021 named executive compensation. This vote is a non-binding advisory vote on 2021 named executive compensation. Accordingly, the following resolution will be submitted for a stockholder vote at the Annual Meeting:

RESOLVED, that the stockholders of Sharps Compliance Corp. hereby approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the Proxy Statement pursuant to Item 402 of Securities Exchange Commission Regulation S-K, including  the compensation tables and narrative disclosures.

The Board of Directors recommends that Stockholders vote “For” approval, on an advisory basis, of 2021 executive compensation. The Compensation Committee and the full Board intend to consider and take into account the outcome of this non-binding advisory vote in making future executive compensation decisions.

Ratification of Independent Registered Public Accountant – PROPOSAL THREE (3)

Independent Registered Public Accountant  BDO USA, LLP is our independent registered public accounting firm and audited the financial statements of the Company for the fiscal years ended June 30, 2021 and 2020.

BDO has been engaged by the Audit Committee of the Company’s Board of Directors as its independent registered public accounting firm since December 1, 2014. BDO has advised the Company that it will have in attendance at the Annual Meeting a representative who will respond to appropriate questions presented at such meeting regarding the Company’s financial results and condition at the close of its most recent fiscal year. The representative of the firm will be afforded an opportunity to make a statement if he or she wishes to do so.

Fee Information Fees for professional services provided by our independent registered public accountant in each of the last two fiscal years, in each of the following categories, are:

	2021	2020
Audit fees	$300,000	$275,399
Audit-related fees	7,740	3,286
Tax fees	—	—
All other fees	—	—
	$307,740	$278,685

Fees for audit services include fees associated with the annual audit, the reviews of the Company’s quarterly reports on Form 10-Q and other audit-related fees (which include fees for consents and comfort letters provided for registration statements and offerings). There were no fees for tax related services or any other fees billed by the Company's independent registered public accountant. All of the above noted services performed and fees billed by the Company’s independent registered public accountant were pre-approved in compliance with the Company’s Audit Committee Charter.

Pre-Approval Policies and Procedures In accordance with its charter, the Audit Committee pre-approves all audit services and permissible non-audit services to be performed for us by the Company’s independent registered public accountant.  Under this policy, services are pre-approved as follows:

• Annually, the Company’s independent auditors and management present to the Audit Committee the audit and non-audit services to be provided during the upcoming fiscal year and the estimated fees associated with each such service.  The Audit Committee pre-approves or rejects the proposed services and fees as it deems appropriate.

• If additional audit or non-audit services are presented for pre-approval during the year, the Audit Committee pre-approves or rejects such additional services and the fees associated with such services as it deems appropriate.

• In deciding whether to pre-approve any proposed services, the Audit Committee considers, (i) potential conflicts of the proposed services with SEC and PCAOB rules on auditor independence, (ii) whether the independent registered public accountant is qualified to perform the proposed services, (iii) the benefits of the proposed services to the Company and (iv) the relationship between fees for audit and non-audit services. The Audit Committee will not approve proposed services that it believes, individually or in the aggregate, may impair the independence of the independent registered public accountant.

• The independent registered public accountant provides updates regularly with respect to, and the Audit Committee reviews, the services actually provided by the independent registered public accountant and the fees incurred with respect to those services.

Although stockholder ratification of the Audit Committee’s selection of the independent registered public accounting firm is not required by law or the procedures adopted by the Company’s Board of Directors, the Committee’s selection of BDO as the Company’s independent registered public accounting firm for the current fiscal year is being submitted for ratification by the stockholders at the annual meeting because the Company’s Board of Directors has determined that such ratification is a matter of good corporate governance practice. If this proposal is not approved at the annual meeting, the Audit Committee may reconsider its selection of BDO. Even if the selection of BDO is ratified, the Audit Committee, in its discretion, may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. The Board of Directors recommends that Stockholders vote “For” the ratification of BDO as the Company’s independent registered public accountant for the current fiscal year.

OTHER

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the Company’s directors, certain officers and persons who beneficially own more than 10% of a registered class of the Company’s equity securities file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, certain officers and greater than 10% stockholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of the Section 16(a) reports and all amendment thereto furnished to the Company during and with respect to the fiscal year ended June 30, 2021, and written representation that no other reports were required, the Company believes that all Section 16(a) filing requirements applicable to its directors, certain officers and greater than 10% beneficial owners were timely complied with.

Certain Relationships and Related Party Transactions

Our Board of Directors is currently primarily responsible for developing and implementing processes and controls to obtain information from our directors, executive officers and significant stockholders regarding related-person transactions and then determining, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in these transactions. Our Corporate Governance Committee is responsible for the review, approval and ratification of “related-person transactions” between us and any related person. Under SEC rules, a related person is a director, executive officer, nominee for director or beneficial holder of more than of 5% of any class of our voting securities or an immediate family member of any of the foregoing. In the course of its review and approval or ratification of a related-person transaction, the Corporate Governance Committee will consider: (i) the nature of the related person’s interest in the transaction; (ii) the material terms of the transaction, including the amount involved and type of transaction; (iii) the importance of the transaction to the related person and to the Company; (iv) whether the transaction would impair the judgment of a director or executive officer to act in our best interest and the best interest of our stockholders; and (v) any other matters the Corporate Governance Committee deems appropriate. Any member of the Corporate Governance Committee who is a related person with respect to a transaction under review will not be able to participate in the deliberations or vote on the approval or ratification of the transaction. However, such a director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

Since the beginning of the fiscal year ended June 30, 2020, there have been no transactions with related persons requiring disclosure pursuant to Item 404 of Regulation S-K.

Stockholders’ Proposals for the 2022 Annual Meeting

Any proposals of holders of Common Stock intended to be presented pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”) at the annual meeting of Stockholders to be held in 2022 must be received by the Company, addressed to the Corporate Secretary of the Company at 9220 Kirby Drive, Suite 500, Houston, Texas 77054, by June 8, 2022 to be considered for inclusion in the Company’s proxy statement and form of proxy related to such meeting. After June 8, 2022, notice to the Company of a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely, and the person named in proxies solicited by the Board of Directors of the Company for its 2022 annual meeting of Stockholders may exercise discretionary authority voting power with respect to any such proposal as to which the Company does not receive timely notice.

Communications with the Board of Directors

Individuals may communicate with the Company’s Board by submitting a letter addressed to the member or members of the Board to whom the communication is directed, care of the Company’s Corporate Secretary, Sharps Compliance Corp., 9220 Kirby Drive, Suite 500, Houston, Texas 77054. All such communications, other than unsolicited commercial solicitations or communications, will be forwarded to the appropriate director or directors for review.

Other Matters

As of the date of this Proxy Statement, management does not intend to present any other items of business, and is not aware of any matters to be presented for action at the Annual Meeting other than those described above. However, if any other matters should properly come before the Annual Meeting, it is the intention of the persons named as proxies in the accompanying Proxy Card to vote in accordance with their best judgment on such matters.

Expenses of Solicitation

The cost of preparing, assembling and mailing this proxy-soliciting material is paid by the Company. In addition to solicitation by mail, the Company’s directors, officers and employees may solicit proxies by telephone or other means of communication.  Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries that hold the voting securities of record, for the forwarding of solicitation materials to be beneficial owners thereof.  The Company will reimburse such brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

By order of the Board of Directors

Diana P. Diaz
Corporate Secretary
Houston, Texas
October 6, 2021

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING AND WISH THEIR STOCK TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY OR PROXIES IN THE SELF-ADDRESSED ENVELOPE

SHARPS Compliance Corp. VOTE

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00am, Central Time, on November 18, 2021.

Online
Go to **www.investorvote.com/SMED**
or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/SMED

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

1. PROPOSAL TO ELECT FIVE DIRECTORS TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THE ELECTION AND QUALIFICATION OF THEIR RESPECTIVE SUCCESSORS.

	For	Withhold		For	Withhold		For	Withhold
01 - SHARON R. GABRIELSON	☐	☐	02 - PARRIS H. HOLMES	☐	☐	03 - W. PATRICK MULLOY II	☐	☐
04 - DAVID P. TUSA	☐	☐	05 - SUSAN N. VOGT	☐	☐			

	For	Against	Abstain
2. TO APPROVE THE COMPANY'S EXECUTIVE COMPENSATION ON AN ADVISORY BASIS.	☐	☐	☐
3. TO RATIFY THE SELECTION BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF BDO USA, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR.	☐	☐	☐

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF.

B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please execute this proxy as your name appears hereon. When shares are held by joint tenents, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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IMPORTANT ANNUAL MEETING INFORMATION Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Annual Meeting Proxy Card q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Q A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 4 and FOR a once every year frequency for Proposal 3. 1. PROPOSAL TO ELECT FIVE DIRECTORS TO HOLD OFFICE UNTIL THE NEXT

The Proxy Statement is available at: http://www.edocmentview.com/SMED PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. REVOCABLE PROXY — SHARPS COMPLIANCE CORP. ANNUAL MEETING F STOCKHOLDERS November 16, 2017 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoint(s) David P. Tusa and Diana P. Diaz, and